UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 17, 2004

CROSSTEX ENERGY, L.P.

(Exact name of Registrant as specified in its charter)

DELAWARE	000-50067	16-1616605
(State of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

2501 CEDAR SPRINGS, SUITE 600 DALLAS, TX		75201
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (214) 953-9500

ITEM 5.                                                     OTHER EVENTS AND REQUIRED FD DISCLOSURE

On February 17, 2004, the Registrant announced that it has executed a definitive agreement for the acquisition of the LIG Pipeline Company and its subsidiaries (LIG, Inc., Louisiana Intrastate Gas Company, L.L.C., LIG Chemical Company, LIG Liquids Company, L.L.C. and Tuscaloosa Pipeline Company) from American Electric Power for $76.2 million.  Closing, which is subject to completion of certain conditions, is expected to occur within 90 days.

ITEM 7.                  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)           Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, the attached exhibit and the information set forth therein are deemed to be furnished pursuant to Item 9 hereof and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

EXHIBIT NUMBER		DESCRIPTION

99.1	—	CROSSTEX ENERGY, L.P. Press Release dated February 17, 2004

ITEM 9.                                                     REGULATION FD DISCLOSURE

The Registrant hereby incorporates by reference into this Item 9 the information set forth in its press release, dated February 17, 2004, a copy of which is included as an exhibit to this Current Report.  Pursuant to the rules and regulations of the Securities and Exchange Commission, such exhibit and the information set forth therein and herein are deemed to be furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.

	By:	Crosstex Energy GP, L.P., its General Partner

	By:	Crosstex Energy GP, LLC, its General Partner

Date: February 17, 2004	By:	/s/ William W. Davis
William W. Davis
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER		DESCRIPTION

99.1	—	CROSSTEX ENERGY, L.P. Press Release dated February 17, 2004